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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the inclusion in the Form 10 and Information Statement of PracticeWorks, Inc. of our report dated September 20, 1999, accompanying the consolidated financial statements of Medical Dynamics, Inc. also included in such Form 10, and to the use of our name and the statements with respect to us, as appearing under the heading "Independent Certified Public Accountants" in the Form 10.


/s/ Hein & Associates LLP
HEIN + ASSOCIATES LLP



Denver, Colorado
November 9, 2000